Exhibit 99.4

ASBURY AUTOMOTIVE GROUP, INC.

OFFER TO EXCHANGE

Up to $200,000,000

Aggregate Principal Amount of Newly

Issued 8.375% Senior Subordinated Notes due 2020

For

a Like Principal Amount of Outstanding

Restricted 8.375% Senior Subordinated Notes due 2020

Issued in November 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing herewith a prospectus, dated                     , 2011, of Asbury Automotive Group, Inc. (the “Company”) and the accompanying letter of transmittal that together constitute the offer by the Company (the “Exchange Offer”) to exchange, upon the terms and subject to the conditions therein, its 8.375% Senior Subordinated Notes due 2020 (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933 (the “Securities Act”), for any and all of the Company’s outstanding restricted 8.375% Senior Subordinated Notes due 2020 (the “Original Notes”).

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

We are the holder of record of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Original Notes will represent to the Company that:

(i) any Exchange Notes that the holder will acquire in exchange for Original Notes will be acquired in the ordinary course of business of the holder;

(ii) the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to the holder;

(iii) the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv) the holder is not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for the holder’s own account; and

(v) the holder is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offer.

If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, it will represent that the Original Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

INSTRUCTION TO

BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of DTC:

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2011 (the “Prospectus”) of Asbury Automotive Group, Inc. (the “Company”), and the accompanying letter of transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange, upon the terms and subject to the conditions therein 8.375% Senior Subordinated Notes due 2020 (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933 (the “Securities Act”), for any and all of the Company’s outstanding restricted 8.375% Senior Subordinated Notes due 2020 (the “Original Notes”).

Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$            of the Original Notes.

With respect to the Exchange Offer, we hereby instruct you (check appropriate statement):

A. ☐ TO TENDER the following Original Notes held by you for our account (insert principal amount of Original Notes to be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof):

$            of the Original Notes, and not to tender other outstanding Original Notes, if any, held by you for our account;

OR

B. ☐ NOT TO TENDER any Original Notes held by you for our account.

If we instruct you to tender the Original Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations that:

(i) any Exchange Notes that we will acquire in exchange for Original Notes will be acquired in the ordinary course of our business;

(ii) we have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to us;

(iii) we are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv) we are not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for our own account; and

(v) we are not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the exchange offer.

If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Original Notes, we represent that the Original Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, we are not deemed to admit that we are an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: